UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2008

DELEK US HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32868	52-2319066
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

At approximately 2:00 p.m. U.S. central time on November 20, 2008, an explosion and fire occurred at the petroleum refinery in Tyler, Texas owned and operated by a wholly-owned subsidiary of Delek US Holdings, Inc. (“Delek”). As a result of the incident, one Delek employee died on November 21, 2008 and another Delek employee suffered serious injuries.

The refinery’s saturates gas plant and naphtha hydrotreater were damaged in the incident. Production at the refinery ceased immediately following the incident, and Delek has not determined when production will resume.

Delek carries $1 billion in combined limits to insure property damage and business interruption. Delek is subject to a $5 million deductible for property damage insurance, and a 45 calendar day waiting period for business interruption insurance.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

99.1	Press release of Delek US Holdings, Inc. issued on November 20, 2008.
99.2	Press release of Delek US Holdings, Inc. issued on November 21, 2008.
99.3	Press release of Delek US Holdings, Inc. issued on November 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2008	DELEK US HOLDINGS, INC.
	By:	/s/ Edward Morgan

	Name: Title:	Edward Morgan Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release of Delek US Holdings, Inc. issued on November 20, 2008.
99.2	Press release of Delek US Holdings, Inc. issued on November 21, 2008.
99.3	Press release of Delek US Holdings, Inc. issued on November 21, 2008.